_______________
                                 Terms Agreement






                                        June 12, 1995





          Lehman Brothers Inc.
          BA Securities, Inc.
          Salomon Brothers Inc
          c/o Lehman Brothers Inc.
          Three World Financial Center
          200 Vesey Street
          New York, NY 10285

          Dear Sirs:

               Ralston  Purina   Company,  a   Missouri  corporation   (the
          "Company") proposes, subject to the terms and conditions stated herein and in the Ralston Purina Company Debt Securities and Warrants to purchase Debt Securities Underwriting Agreement General Terms and Provisions (the "Underwriting Agreement"), a copy of which is attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Debt Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement (including Section 5(a) thereof, as amended in the next paragraph) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Terms Agreement. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

               Section 5(a) of the Underwriting Agreement shall be amended by replacing such Section in its entirety with the following:






               "Concurrently with the execution of this Agreement, you shall receive a letter (the "initial letter") satisfactory in form and substance to you and your counsel, dated the date hereof and addressed to you, of Price Waterhouse LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement; and on the Closing Date, you shall have received a letter (the "bring-down letter") of Price Waterhouse LLP, dated the Closing Date and addressed to you (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter."

                    The Representatives and  the Company  hereby agree  for
               purposes of Section 6 of the Underwriting Agreement that the only information the Underwriters have furnished to the Company in writing for inclusion in the Company's Prospectus Supplement dated June 12, 1995 to the Company's Prospectus dated June 12, 1995 relating to the Designated Securities (the "Prospectus Supplement") is the following:

               1. The first sentence of the last paragraph of text on the cover of the Prospectus Supplement;

               2. The first paragraph on page S-2 of the Prospectus Supplement, concerning stabilization and over-allotment by the Underwriters;

               3.   The  third  paragraph   of  text   under  the   caption
               "Underwriting" to the extent that it relates to concessions and reallowances to dealers; and

               4. The second sentence of the fourth paragraph of text under the caption "Underwriting" to the extent that it relates to the Underwriters' intent to make a market in the Designated Securities.

               An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.







               Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

               If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of you and the Company.


                                        Very truly yours,


                                        RALSTON PURINA COMPANY



                                        By: ____________________________
                                             Name:   James R. Elsesser
                                              Title:     Vice President and
                                                            Chief Financial
          Officer

          Accepted as of the date hereof:


          LEHMAN BROTHERS INC.
          BA SECURITIES, INC.
          SALOMON BROTHERS INC


          By: LEHMAN BROTHERS INC.



          By: __________________________________
          Name: _______________________________
          Title: _________________________________








                                     __________
                                 Schedule I


                                                               Principal
          Amount of
          ___________          Underwriter
                   __________                            Securities
          _______________          to be Purchased



          Lehman Brothers Inc.
          .................................................................
          $135,000,000
          BA Securities, Inc.
          .................................................................
          ......$45,000,000
          Salomon Brothers Inc
          .................................................................
          .$45,000,000








                    Total
          .................................................................
          .....____________               $225,000,000








                                     __________
                                    Schedule II


            Title of Designated
             Securities:                  7-7/8% Debentures Due June 15,
            2025.


            Aggregate Principal
             Amount:                 $225,000,000


            Initial Public
            Offering Price:               98.888% plus accrued interest,
            if any, from
                                     June 15 to (but not including) the
            Delivery
                                     Date.


            Purchase Price by
             Underwriters:           98.013%, plus accrued interest, if
            any, from
                                     June 15, to (but not including) the
            Delivery
                                     Date.


            Specified Method and
             Funds for Payment of
             Purchase Price:              Wire transfer of same-day
            funds.


            Indenture:                    Indenture, dated as of May 26,
            1995, between the
                                     Company and The First National Bank
            of
                                     Chicago, as trustee.


            Date of Maturity:             June 15, 2025


            Interest Rate:           7-7/8% per annum, payable
            semiannually.


            Interest Payment Dates:       June 15 and December 15
            commencing
                                     December 15, 1995.







            Redemption Provisions:        The Designated Securities are
            not subject to
                                     redemption.


            Sinking Fund Provisions:      The Designated Securities are
            not subject to
                                     any sinking fund.

            Defeasance:                   The defeasance provisions set
            forth in the
                                     Indenture will apply to the
            Designated Securities.


            Other Terms:             None.


            Securities Exchange:          The Designated Securities will
            not be listed on any                    national securities
            exchange.


            Names and Addresses of
             Representatives:             Representatives:  Lehman
            Brothers Inc.,
                                     BA Securities, Inc. and Salomon
            Brothers Inc

                                     Address for Notices, etc.:
                                     c/o Lehman Brothers Inc.
                                     Three World Financial Center
                                     200 Vesey Street
                                     New York, New York 10285
                                     Attention:  Syndicate Dept., 11th
            Floor
                                     Fax:  (212) 528-8822


            Delivery Date:           June 15, 1995


            Place of Closing:             Simpson Thacher & Bartlett
                                     425 Lexington Avenue
                                     New York, New York  10017


            Time of Closing:              10:00 a.m. New York City time.